Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS OF OPERATIONS

The following Unaudited Pro Forma Condensed Combined Statements of Operations data for the nine months ended July 29, 2011, and the year ended October 29, 2010, are based on the historical financial statements of Esterline and derived from the historical financial data of the Souriau Group, after giving effect to the acquisition using the purchase method of accounting and applying the estimates, assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements of Operations. The historical financial data of the Souriau Group was prepared using accounting principles generally accepted in France (French GAAP) and are presented in euro’s. Accordingly, the Souriau Group amounts have been adjusted to reflect differences between French GAAP and accounting principles generally accepted in the United States (U.S. GAAP), and were translated to U.S. dollars. The unaudited pro forma condensed combined financial data is based on estimates and assumptions which are preliminary. The Unaudited Pro Forma Condensed Combined Financial Statements of Operations do not purport to represent what Esterline’s results of operations would actually have been if the proposed acquisition had in fact occurred on the dates indicated or to project Esterline’s financial position or results of operations as of any future date or for any future period. Investors are cautioned not to place undue reliance on this unaudited pro forma financial information.

For pro forma purposes:

•

Esterline’s unaudited statement of operations for the nine months ended July 29, 2011, has been combined with the Souriau Group’s unaudited financial data reporting operating results for the nine months ended June 30, 2011, as if the proposed acquisition had occurred on October 30, 2010; and

•

Esterline’s statement of operations for the year ended October 29, 2010, has been combined with the Souriau Group’s unaudited financial data reporting operating results for the year ended September 30, 2010, as if the proposed acquisition had occurred on October 31, 2009.

The Souriau Group amounts combined in the unaudited pro forma combined financial statements referred to above were translated to U.S. dollars using an average rate of 1.38509 and 1.3566 for the nine months ended July 29, 2011, and the year ended October 29, 2010, respectively.

Under the purchase method of accounting, the total estimated pro forma purchase price of approximately $726.7 million, calculated as described in Note 1 to these Unaudited Pro Forma Condensed Combined Financial Statements of Operations, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values as of July 26, 2011. These amounts, which are based on management’s judgment, are estimates of fair values of the net assets reflected in these Unaudited Pro Forma Condensed Combined Financial Statements of Operations. A final determination of these fair values will be based on a comprehensive valuation of the fair values of the tangible and intangible assets and management’s estimates of the fair values of the remaining net assets. This final valuation will be based on the actual net tangible and intangible assets of the Souriau Group that existed as of the closing date. The effect of the final valuation could cause material differences to the following pro forma information.

These Unaudited Pro Forma Condensed Combined Financial Statements of Operations and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of the Souriau Group. This data should also be read in conjunction with Esterline’s historical financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to Esterline’s Annual Report on Form 10-K for the year ended October 29, 2010, and Quarterly Report on Form 10-Q for the three and nine months ended July 29, 2011.

Esterline Technologies Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended July 29, 2011

(U.S. GAAP basis)

In Thousands, Except Per Share Amounts

	Esterline Technologies Corporation	Souriau Group (historical, U.S. GAAP)	Pro Forma Adjustments	Note 2	Pro Forma Combined
Net Sales	$1,215,588	$257,839	$—		$1,473,427
Cost of Sales	778,980	161,737	—		940,717

	436,608	96,102	—		532,710
Expenses
Selling, general and administrative	214,919	52,954	6,678	D	274,551
Research, development and engineering	63,945	8,448	—		72,393
Other income	(6,366)	—	—		(6,366)

Total Expenses	272,498	61,402	6,678		340,578

Operating Earnings from Continuing Operations	164,110	34,700	(6,678)		192,132
Interest Income	(1,428)	43	—		(1,385)
Interest Expense	28,381	15,814	(5,805)	A,C	38,390
Loss on Extinguishment of Debt	831	—	—		831

Income from Continuing Operations Before Income Taxes	136,326	18,843	(873)		154,296
Income Tax Expense	22,323	6,995	3,746	B,E	33,064

Income from Continuing Operations Including Noncontrolling Interests	114,003	11,848	(4,619)		121,232
Income Attributable to Noncontrolling Interests	(328)	(305)	—		(633)

Income from Continuing Operations Attributable to Esterline	113,675	11,543	(4,619)		120,599
Income from Discontinued Operations Attributable to Esterline, Net of Tax	(75)	—	—		(75)

Net Earnings Attributable to Esterline	$113,600	$11,543	$(4,619)		$120,524

Earnings Per Share Attributable to Esterline—Basic:
Continuing Operations	$3.73				$3.95
Discontinued Operations	—				—

	$3.73				$3.95

Earnings Per Share Attributable to Esterline—Diluted:
Continuing Operations	$3.65				$3.87
Discontinued Operations	—				—

	$3.65				$3.87

See accompanying notes.

Esterline Technologies Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended October 29, 2010

(U.S. GAAP basis)

In Thousands, Except Per Share Amounts

	Esterline Technologies Corporation	Souriau Group (historical, U.S. GAAP)	Pro Forma Adjustments	Note 2	Pro Forma Combined
Net Sales	$1,526,601	$287,374	$—		$1,813,975
Cost of Sales	1,010,390	185,761	—		1,196,151

	516,211	101,613	—		617,824
Expenses
Selling, general and administrative	258,290	62,630	8,719	D	329,639
Research, development and engineering	69,753	10,837	—		80,590
Other Expense (Income)	(8)	—	—		(8)

Total Expenses	328,035	73,467	8,719		410,221

Operating Earnings from Continuing Operations	188,176	28,146	(8,719)		207,603
Interest Income	(960)	122	—		(838)
Interest Expense	33,181	21,560	(8,848)	A,C	45,893
Loss on Extinguishment of Debt	1,206	—	—		1,206

Income from Continuing Operations Before Income Taxes	154,749	6,464	129		161,342
Income Tax Expense (Benefit)	24,504	3,405	(2,779)	B,E	25,130

Income from Continuing Operations Including Noncontrolling Interests	130,245	3,059	2,908		136,212
Income Attributable to Noncontrolling Interests	(206)	(186)	—		(392)

Income from Continuing Operations Attributable to Esterline	130,039	2,873	2,908		135,820
Income from Discontinued Operations Attributable to Esterline, Net of Tax	11,881	—	—		11,881

Net Earnings Attributable to Esterline	$141,920	$2,873	$2,908		$147,701

Earnings Per Share Attributable to Esterline—Basic:
Continuing Operations	$4.34				$4.54
Discontinued Operations	.39				.39

	$4.73				$4.93

Earnings Per Share Attributable to Esterline—Diluted:
Continuing Operations	$4.27				$4.46
Discontinued Operations	.39				.39

	$4.66				$4.85

See accompanying notes.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements of Operations

Note 1.    Description of Acquisition and Pro Forma Purchase Price

The Unaudited Pro Forma Condensed Combined Financial Statements of Operations reflect the acquisition of all the outstanding shares of the Souriau Group for approximately USD $726.7 million.

The total pro forma purchase price of the proposed acquisition is as follows:

In Thousands
Cash paid	$726,705

Total estimated purchase price	$726,705

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to the Souriau Groups’ net tangible and intangible assets based on their estimated fair values as of the closing date. The estimated fair value adjustment for inventory is $41.7 million, which will be recognized as cost of goods sold over 4.5 months, which is the estimated inventory turnover. The Company incurred transaction expenses of $7.8 million. The Company also benefited from $6.4 million in gains related to foreign currency fluctuation associated with acquiring Souriau. These net expenses were not reflected in the pro forma because they are non-recurring.

Based on the initial estimates, provided by management, and subject to material changes upon completion of a final valuation and other factors as described in the introduction to these Unaudited Pro Forma Condensed Combined Financial Statements of Operations, the allocation of the pro forma purchase price is as follows:

(In Thousands)
Current assets	$229,923
Property, plant and equipment	55,559
Intangible assets subject to amortization
Programs (15 year weighted average useful life)	289,396
Goodwill	366,816
Other assets	553

Total assets acquired	942,247
Current liabilities assumed	113,584
Long-term liabilities assumed	101,958

Net assets acquired	$726,705

Note 2.    Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect Esterline’s transaction and financing costs. The amounts are presented to reflect the historical accounts of the Souriau Group from data prepared in euro’s using French GAAP and converted to U.S. GAAP via adjustments described below and then translated to U.S. dollars using an average rate of 1.38509 and 1.38566 for the nine months ended July 29, 2011, and the year ended October 29, 2010, respectively.

Esterline has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (in thousands, except for per share data):

(A)	To reflect Esterline’s $1.8 million debt issuance costs, consisting primarily of financial advisory, legal and accounting fees.

(B)	To record the tax effect of the pro-forma adjustments.

(C)	To record the issuance of financing from the €125.0 million term loan due 2016 and a $285.0 million draw on the revolving credit facility and the associated interest expense.

(D)	To record additional amortization expense of acquired intangible assets based upon a preliminary analysis of their fair values, with a weighted average expected useful life of 15 years.

(E)	To record the tax benefit associated with the acquisition structure.

Note 3.    Pro Forma Earnings Per Share

Pro forma basic earnings per share was computed on the basis of weighted average number of shares outstanding during the nine month period ended July 29, 2011, and the year ended October 29, 2010. Diluted earnings per share also includes the dilutive effect of stock options. The weighted average number of shares outstanding to compute pro forma basic earnings per share was 30,475,000 and 29,973,000 for the nine month period ended July 29, 2011, and the year ended October 29, 2010, respectively. The weighted average number of shares outstanding to compute pro forma diluted earnings per share was 31,144,000 and 30,477,000 for the nine month period ended July 29, 2011, and the year ended October 29, 2010, respectively.

Note 4.    Historical Financial Information of the Souriau Group

The following historical statement of operations information for the nine months ended June 30, 2011, and the year ended September 30, 2010, of the Souriau Group are based on the historical financial information consisting of a statement of operating results prepared by management of the Souriau Group using French GAAP and presented in euro’s. We have converted this financial information to U.S. GAAP and translated them to U.S. dollars. The accompanying Souriau Group financial information was translated to U.S. dollars using average rates of 1.38509 and 1.35660 for the nine months ended June 30, 2011, and the year ended September 30, 2010, respectively.

Unaudited statement of operations information for the nine months ended June 30, 2011:

In Thousands

	Souriau Group (historical, Reclassified) French GAAP (EUR)	U.S. GAAP Adjustments (EUR)	Note 5	Souriau Group U.S. GAAP (EUR)	Souriau Group U.S. GAAP (USD)
Net Sales	€186,153	€—		€186,153	$257,839
Cost of Sales	116,770	—		116,770	161,737

	69,383	—		69,383	96,102
Expenses
Selling, general and administrative	34,435	3,797	A,B,E,F	38,232	52,954
Research, development and engineering	6,099	—		6,099	8,448
Other (income) expense	5,850	(5,850)	B,F	—	—

Total Expenses	46,384	(2,053)		44,331	61,402
Operating Earnings	22,999	2,053		25,052	34,700
Interest Income	299	(268)	F	31	43
Interest Expense	10,879	538	C,D	11,417	15,814
Other Expense	—	—		—	—

Income Before Income Taxes	11,821	1,783		13,604	18,843
Income Tax Expense (Benefit)	5,392	(342)	E,G	5,050	6,995

Income Including Noncontrolling Interests	6,429	2,125		8,554	11,848
Income Attributable to Noncontrolling Interests	(220)	—		(220)	(305)

Net Earnings	€6,209	€2,125		€8,334	$11,543

Unaudited statement of operations information for the year ended September 30, 2010:

In Thousands

	Souriau Group (historical, Reclassified) French GAAP	U.S. GAAP Adjustments	Note 5	Souriau Group U.S. GAAP	Souriau Group U.S. GAAP
	(EUR)	(EUR)		(EUR)	(USD)
Net Sales	€211,834	€—		€211,834	$287,374
Cost of Sales	136,931	—		136,931	185,761

	74,903	—		74,903	101,613
Expenses
Selling, general and administrative	39,430	6,737	A,B,E,F	46,167	62,630
Research, development and engineering	7,988	—		7,988	10,837
Other (income) expense	8,899	(8,899)	B,F	—	—

Total Expenses	56,317	(2,162)		54,155	73,467
Operating Earnings	18,586	2,162		20,748	28,146
Interest Income	(373)	462	F	89	122
Interest Expense	15,221	672	C,D	15,893	21,560
Insurance Recovery	—	—		—	—

Income Before Income Taxes	3,738	1,028		4,766	6,464
Income Tax Expense (Benefit)	3,816	(1,306)	E,G	2,510	3,405

Income Including Noncontrolling Interests	(78)	2,334		2,256	3,059
Income Attributable to Noncontrolling Interests	(137)	—		(137)	(186)

Net Earnings	€(215)	€2,334		€2,119	$2,873

Note 5.    U.S. GAAP Adjustments

The following adjustments reconcile the Souriau Group’s historical financial data to U.S. GAAP and to conform to the accounting policies of Esterline:

A.	Derivatives

The Company has forward purchase and sales contracts that are designated as cash flow hedges of anticipated future revenue or purchases, as well as interest rate swap agreements.

Under French GAAP, the gains and losses related to the forward contracts are recognized at maturity, concurrently with the recognition of the underlying item being hedged. The fair value of these contracts is not recognized on the balance sheet. The gains and losses on the interest rate swap agreements are recognized at each period end.

For U.S. GAAP purposes, unrealized gains and losses resulting from the valuation of derivatives (including embedded derivatives) at fair value are recognized in net income as they arise and not concurrently with the recognition of the transaction being hedged.

B.	Purchase Accounting

In January 2006, Souriau was acquired by Sagard under a leveraged buy-out arrangement and in March 2007 Souriau acquired PAE, a connector manufacturer. The Company recorded €157.5 million in goodwill. Under French GAAP, goodwill is amortized over 20 years, resulting in an annual expense of €7.9 million.

Under U.S. GAAP, goodwill is not amortized. In addition, acquired tangible and intangible assets and liabilities of a business are recorded at fair value and the excess of fair value of acquired net assets is recorded as goodwill. Management estimated that 40% of the purchase price should be allocated to intangible assets and that the estimated useful life of the acquired intangibles assets should be 15 years.

C.	Debt Issuance Costs

The Company incurred debt costs, which include underwriting, legal, and other direct costs related to the issuance of debt under a 2006 leveraged buy-out arrangement. Under French GAAP these costs were capitalized as goodwill.

Under U.S. GAAP, these costs have been recognized as other assets and are amortized to interest expense over the term of the debt.

D.	Debt Modification

In 2010, the Company made a minor debt modification due to the breach of certain financial covenants. The Company paid 0.8M euros to modify the debt fee in February 2010. The purpose of this modification was to strengthen the Company’s ability to maintain key debt covenants. Under French GAAP these costs were expensed.

In U.S. GAAP, these costs have been recognized as other assets and are amortized to interest expense over the remaining term of the debt.

E.	Business Tax

The Company is subject to CVAE tax. The value added produced by corporations or individuals is the difference between total sales realized and purchases made and expense incurred. Under French GAAP, the CVAE is recorded as an operating expense.

Under U.S. GAAP, CVAE is recorded as income tax expense.

F.	Reclassifications

To record certain reclassifications to conform with U.S. GAAP.

G.	Income Taxes

To record the tax effect of the U.S. GAAP adjustments.